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Exhibit 99.1




For Immediate Release
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                                                 Contact: John Brine
                                                          Stonepath Group
                                                         (646) 486-4085


            STONEPATH GROUP NAMES BOHN CRAIN CHIEF FINANCIAL OFFICER
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PHILADELPHIA, PA, January 15, 2002 - Bohn Crain has joined Stonepath Group
(AMEX:STG) as its Chief Financial Officer, it was announced today by the company's Chairman and CEO Dennis Pelino. Mr. Crain's responsibilities will include finance, accounting, investor relations, administration and reporting. He will also play a key role in the company's acquisition and technology strategies as a member of the executive team.

Mr. Pelino remarked, "Bohn's experience in the transportation logistics industry, and his technology expertise, makes him the perfect choice to oversee our financial growth and stability. His skills and experience will be instrumental as we build our global, integrated logistics services organization and continue to diversify our shareholder base."

"I am very pleased to be joining Stonepath's executive team," said Crain. "The transportation logistics industry is rapidly evolving and there are tremendous opportunities as the sector consolidates. I look forward to adding value during this exciting time."

Mr. Crain, 37, brings over 15 years of experience in finance and accounting to Stonepath's executive team, as well as extensive knowledge of transportation and logistics. Most recently, he served as Executive Vice President and Chief Financial Officer for Schneider Logistics, Inc. where he was responsible for all financial activities for the third party logistics (3PL) company focused on technology, business process and payment platforms in the US and Europe.

Prior to Schneider, Mr. Crain served as Vice President and Treasurer for Florida East Coast Industries, Inc., where he directed all capital markets, investor relations and strategic transactional activities for the company and its subsidiaries. Previously, he held various Vice President and Treasury positions with CSX and its subsidiaries, Yukon Pacific Corporation, and BridgePoint, Inc., a web-based supply chain solutions company. Crain also served as a tax and audit staff member for Price Waterhouse in Houston, Texas.

Mr. Crain holds a bachelor's degree in business administration - accounting from the University of Texas.
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About Stonepath Group
Stonepath Group (www.stonepath.com) is building a global, integrated logistics services organization that combines established operating companies and innovative technologies. Stonepath's first domestic acquisition, Air Plus Limited, is a Minneapolis-based, time-definite transportation logistics organization providing a full range of transportation and distribution solutions. Founded in 1990, Air Plus serves a customer base of manufacturers, distributors and national retail chains through its extensive network of 16 offices in 14 North American cities and Puerto Rico and over 200 agents. Air Plus is a Stonepath Logistics (SPL) company.

For more information about Stonepath Group and Stonepath Logistics, please contact John Brine at (646) 486-4085; for more information about Air Plus Limited and their services, please contact Maria Kamaris at (800) 247-8890.

                                      # # #

This press release may include forward-looking statements within the meaning of
Section 7A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our affiliate companies, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in our other Securities and Exchange Commission filings, including our Registration Statement on Form S-3 filed on August 10, 2001 with the SEC (File No. 333-64452) and our Annual Report on Form 10-K filed on April 2, 2001. The following discussion should be read in conjunction with our Consolidated